Exhibit 99.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (this “Agreement”), dated September 12, 2006, is made between Brian J. Cowley, an individual residing at 20 Walnut Avenue, Mill Valley, California (“Cowley”), and American Mold Guard, Inc., a California corporation (the “Company” and, together with Cowley, the “Parties”).

Recitals

WHEREAS, Cowley was employed as General Manager of the Company’s Northern and Central California Division from March 25, 2004 until his employment was terminated by mutual agreement, effective at the close of business on September 23, 2004;

WHEREAS, on March 25, 2004, Cowley purportedly subscribed to purchase from the Company, as a passive investor, shares of Series B Preferred Stock in the Company;

WHEREAS, on July 8, 2004, Cowley purportedly loaned the Company $100,000 in cash in consideration of, inter alia, the Company’s agreement to pay interest and to issue restricted shares of its common stock, no par value (“Common Stock”), to Cowley;

WHEREAS, the Company previously issued shares of Common Stock to Cowley in such amounts and on such dates as set forth on Exhibit A hereto and such shares are in the Company’s possession;

WHEREAS, the Company has certain obligations to Cowley relating to his employment with the Company, his subscription for Company stock and his loan to the Company;

WHEREAS, the Parties have been in dispute about the nature and scope of the Company’s obligations to Cowley; and

WHEREAS, the Parties now desire to resolve all outstanding claims between them related to the foregoing;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Effective Date. This Agreement shall be effective on the eighth day after the date first set forth above, provided that Cowley shall not have exercised his right to revoke this Agreement as provided in Section 13 of this Agreement (the “Effective Date”). If Cowley exercises such right to revoke this Agreement, (i) this Agreement shall become null and void, (ii) Cowley will not receive any portion of the Settlement Payment or the Shares (each as defined below) pursuant hereto and (iii) the release by the Company set forth in Section 10(b) and the other provisions hereof will be of no force and effect.

2. Cash Payment to Cowley. Promptly (and in any event within two business days) following the Effective Date, the Company will pay, or cause to be paid, to Cowley $300,000 in cash (the “Settlement Payment”), subject to applicable withholding on a portion thereof (agreed to be $48,819.04), by wire transfer in immediately available funds to Brian J. Cowley, account number 0408801679 at Bank of America, bank ABA number 121000358. The Company will be entitled to deduct from the Settlement Payment any amounts required to be withheld or deducted under the U.S. Internal Revenue Code of 1986, as amended, or other applicable tax law and will timely remit any such amounts to the appropriate governmental authority. The Company and Cowley agree that the payment of $48,819.04 represents payment in full of all outstanding employment-related claims.

3. Delivery of Shares to Cowley. (a) Within two business days following the Effective Date, the Company will:

(i) deliver, or cause to be delivered, to Cowley, share certificates, dated as of the dates referred to in Exhibit A, for 46,937 shares of Common Stock (the “Previously Issued Shares”), and Cowley will accept the Previously Issued Shares; and

(ii) sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Cowley, 11,396 shares of Common Stock (the “New Shares” and, together with the Previously Issued Shares, the “Shares”), and Cowley will accept the New Shares.

It is acknowledged and agreed that Cowley is not required to deliver any additional consideration to that set forth herein for the delivery of the Shares.

(b) The foregoing conveyance of the Shares to Cowley will be effected through delivery to Cowley of stock certificates evidencing the Shares in form reasonably satisfactory to Cowley.

4. Acknowledgement of Total Compensation and Benefits. Cowley acknowledges and agrees that the Settlement Payment and the conveyance of the Shares extinguish and forever discharge any and all obligations for monies or other compensation or benefits that Cowley claims or could claim to have earned or claims or could claim is owed to him as a result of his employment by the Company, under the Employment Agreement, dated March 25, 2004, between the Parties, attached hereto as Exhibit B (the “Employment Agreement”), or otherwise.

5. Representations and Warranties of Cowley. Cowley on the date of this Agreement and on the Effective Date hereby represents and warrants to the Company that:

(a) No Public Sale or Distribution. Cowley is acquiring the New Shares for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable federal or state securities laws. Cowley is acquiring the New Shares in the ordinary course of his business. Cowley does not presently have any agreement or understanding, directly or indirectly, with any third party to distribute the New Shares.

(b) Accredited Investor Status. Cowley is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

(c) Qualified Purchaser. Cowley by reason of his business or financial experience or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company or an affiliate, directly or indirectly, could be reasonably assumed to have the capacity to protect his own interests in connection with the transactions which are the subject of this Agreement.

(d) Reliance on Exemptions. Cowley understands that the New Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Cowley’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Cowley set forth herein in order to determine the availability of such exemptions and the eligibility of Cowley to acquire the New Shares.

(e) Information. Cowley (i) is familiar with the Company, (ii) has had an opportunity to discuss with representatives of the Company the condition and any prospects for the continued operation and financing of the Company and such other matters as Cowley has deemed appropriate in considering whether to invest in the New Shares, (iii) has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the conveyance of the New Shares that have been requested by Cowley, (iv) understands that his investment in the New Shares involves a high degree of risk and (v) has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the New Shares.

(f) No Governmental Review. Cowley understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Shares or the fairness or suitability of the investment in the New Shares.

(g) Transfer or Resale. Cowley understands that: (i) the New Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Cowley will have delivered to the Company an opinion of counsel selected by Cowley and reasonably acceptable to the Company, in form and substance reasonably acceptable to the Company, to the effect that the New Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Cowley provides the Company with reasonable assurance that the New Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the New Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the New Shares under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register the New Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Residency. Cowley is a resident of Mill Valley, California.

(i) Execution by Cowley. This Agreement has been duly executed and delivered by Cowley, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes the legal, valid and binding obligation of Cowley, enforceable against him in accordance with its terms.

(j) Non-Encumbrance of Contract Rights. Cowley has not sold, assigned, transferred, conveyed or delivered to any third party any of his rights or obligations under the Employment Agreement, the Loan Agreement to American Mold Guard, effective July 8, 2004, between the Parties, attached hereto as Exhibit C (the “Loan Agreement”), the Agreement, dated September 23, 2004, between the Parties, attached hereto as Exhibit D (the “Settlement Agreement”), the letter agreement, dated August 18, 2005, between the Parties, attached hereto as Exhibit E (the “Letter Agreement”), or any other agreement between the Parties (collectively, the “Prior Agreements”). All of Cowley’s rights, title and interests in and to the Prior Agreements are free and clear of any and all security interest, pledge, hypothecation, mortgage, lien, violation, charge, lease, license, encumbrance, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind (“Encumbrances”), except for Encumbrances arising by operation of law.

(k) Non-Contravention. Neither this Agreement nor the transactions contemplated hereby will result in a violation of any agreement to which Cowley is a party or by which Cowley is otherwise bound.

6. Representations and Warranties of the Company. The Company on the date of this Agreement and on the Effective Date hereby represents and warrants to Cowley that:

(a) Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Cowley) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) Issuance of the New Shares. Upon issuance, the New Shares will be duly authorized, validly issued, fully paid, nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holder being entitled to all rights accorded to a holder of Common Stock. The Previously Issued Shares were duly authorized and validly issued (subject to delivery only), and are fully paid, nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holder being entitled to all rights accorded to a holder of Common Stock with respect thereto.

(c) Non-Contravention. Neither this Agreement nor the transactions contemplated hereby will result in a violation of any agreement to which the Company is a party or by which the Company is otherwise bound.

(d) Execution by the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Cowley), this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against in accordance with its terms.

(e) Non-Encumbrance of Contract Rights. The Company has not sold, assigned, transferred, conveyed or delivered to any third party any of its rights or obligations under the Prior Agreements. All of the Company’s rights, title and interests in and to the Prior Agreements are free and clear of any and all Encumbrances (except the 1933 Securities Act legend and the legend pursuant to the lock-up agreement).

7. Legends. The stock certificates representing the Shares, except as set forth below, will bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

The legend set forth above will be removed and the Company will issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Shares are registered for resale under the Securities Act or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, in form and substance reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act.

8. Tax Consequences. Cowley acknowledges that (a) the Company has not made any representations to him about, and he has not relied upon any statement in this Agreement with respect to, any individual tax consequences that may arise by virtue of any payment provided under this Agreement, including, but not limited to, the applicability of Section 409A of the Internal Revenue Code, and (b) he has consulted or will consult with his own tax advisors as to any such tax consequences.

9. Status of Prior Agreements. Notwithstanding any provisions to the contrary contained in the Prior Agreements but subject to the immediately succeeding sentence, each Prior Agreement is hereby terminated and of no further force or effect effective immediately. Notwithstanding anything in this Agreement or the Prior Agreements to the contrary, Section 1 of the Settlement Agreement and Sections 4, 5, 15 (for purpose of indemnification only) 19, and 21 of the Employment Agreement will continue in full force and effect in accordance with the original terms of the Settlement Agreement and the Employment Agreement, as applicable.

10. Mutual Releases.

(a) Release by Cowley. Except as otherwise expressly provided in this Agreement and except for claims that bear no relationship whatsoever to any matter related to the Company, its subsidiaries, and its employees in their capacity as such, Cowley, for himself and his heirs, executors, administrators, assigns, affiliates, associates, successors and agents (collectively, the “Cowley Parties”), hereby fully and without limitation releases and forever discharges the Company and its affiliates, direct or indirect subsidiaries, divisions or related entities and their respective current and former agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Company Parties”), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which Cowley or any of the Cowley Parties has or may have or may claim to have against the Company Parties by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date (“Claims”), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to (i) the recruitment, hiring, employment, relocation, remuneration, investigation or termination of Cowley by any of the Company Parties, (ii) Cowley’s tenure as an employee and/or an officer of any of the Company Parties, (iii) any compensation arrangement between Cowley and any of the Company Parties, (iv) any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of Cowley or the Cowley Parties in equity capital or rights in equity capital or other securities of any of the Company Parties, or (v) the Prior Agreements (other than any provision thereof surviving termination pursuant to Section 9), to the maximum extent permitted by law. In furtherance and not limitation of the foregoing, Cowley specifically and expressly releases any Claims arising out of or based on: the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; Age Discrimination In Employment Act of 1967, as amended (the “ADEA”); the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay

Act; ERISA; any provision of the California Labor Code; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule or regulation dealing with the employment relationship or operating a publicly held business. The foregoing release does not release any rights of Cowley to indemnification from the Company pursuant to its Articles of Incorporation or Bylaws associated with actions brought by third parties against Cowley related to his prior service as an employee of the Company, and the Company does not waive, and expressly reserves, all claims, rights, and arguments against a right of Cowley, if any to indemnity.

(b) Release by the Company. Except as otherwise expressly provided in this Agreement and except for claims that bear no relationship whatsoever to any matter related to the Company, its subsidiaries, and its employees in their capacity as such), the Company, on behalf of itself and its affiliates, direct and indirect subsidiaries, divisions or related entities and their respective current and former employees in their capacity as such, successors or assigns (the “Company Related Parties”) hereby fully and without limitation releases and forever discharges Cowley and the Cowley Parties, as well as their respective current and former heirs, assigns, agents, representatives and attorneys, individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature, known or unknown, fixed or contingent, which the Company or any of the Company Related Parties has or may have or may claim to have against any of them by reason of any matter, cause or thing whatsoever from the beginning of time to the Effective Date, including, without limitation, any claims arising from Cowley’s performance of his duties as an officer or employee or any claims arising out of or related to the Prior Agreements (other than any provision thereof surviving termination pursuant to Section 9).

11. Waiver of Civil Code Section 1542.

(a) Cowley and the Company understand and agree that their releases provided herein extend to all Claims released above whether known or unknown, suspected or unsuspected. Cowley and the Company expressly waive and relinquish any and all rights he or it may have under California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(b) Cowley expressly waives and relinquishes any and all rights and benefits which he has or may have under any similar law or rule of any other jurisdiction. The Company, on its own behalf and behalf of the Company Related Parties, expressly waives and relinquishes any and all rights and benefits it may have under any similar law or rule of any other jurisdiction. It is the intention of each Party through this Agreement to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given will be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

12. Release of Federal Age Discrimination Claims by the Executive. Cowley hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the ADEA, which he might otherwise have had against the Company or any of the Company Parties regarding any actions which occurred prior to the Effective Date.

13. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, Cowley hereby is advised of the following:

(a) Cowley has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;

(b) Cowley has twenty-one (21) days from his receipt of this Agreement to consider it; and

(c) Cowley has seven (7) days after signing this Agreement to revoke this Agreement (which must be revoked in its entirety), and this Agreement will not be effective until that revocation period has expired without exercise. Cowley agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company’s Chief Financial Officer before the close of business on the seventh calendar day after he signs this Agreement.

14. Publicity. A copy of the Agreement, including a summary of its terms, will be filed by the Company with the Securities and Exchange Commission in accordance with the requirements of Form 8-K and the rules and regulations related thereto. Neither Party nor any of their respective representatives will make any public statement except statements wholly consistent with the substance and tenor of the Announcement. Except as required by law, Cowley will not communicate, directly or indirectly, with any third party, including any person or representative of any group of people or entity who is suing or has indicated that a legal action against the Company or any of its directors or officers is being contemplated, concerning the management or governance of the Company, the operations of the Company, the legal positions taken by the Company, or the financial status of the Company; provided, however, that neither the foregoing or Section 15 will prevent Cowley from taking steps to passively participate (e.g., only as a member of the class, not in any plaintiff or class representative capacity) in the benefits of any action against the Company that affects shareholders of the Company generally as a whole or a class of shareholders in which Cowley is a member. If asked about any such individuals or matters, Cowley will say: “I have no comment,” or words to that general effect, and will direct the inquirer to the Company.

15. No Filings. Cowley represents, acknowledges and agrees that (a) he has not filed any lawsuits, claims, charges or complaints against the Company or the Company Parties with any local, state or federal agency or court from the beginning of time to the date of execution of this Agreement; (b) he will not do so at any time hereafter based upon events prior to the date of execution of this Agreement (other than with respect to any provision of any Prior Agreement surviving termination pursuant to Section 9 or to enforce the terms of this Agreement); (c) he will not induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Company or the Company Parties or voluntarily appear or invite a subpoena to testify in any such legal proceeding; and (d), if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of Cowley based upon events occurring prior to the execution of this Agreement, Cowley will request such agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice. It will not in and of itself be a breach of this Section for Cowley to testify truthfully in any judicial or administrative proceeding.

16. Mutual Non-Disparagement. Cowley will not disparage or otherwise publish or communicate derogatory statements about the Company or any shareholder, director, officer, manager, employee, agent, product or service of the Company to any third party. The Company will not disparage or otherwise publish or communicate derogatory statements about Cowley to any third party. It will not in and of itself be a breach of this Section for Cowley or an authorized representative of the Company to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements required in legal or public filings. Each Party agrees that any breach of this provision will result in irreparable harm and, therefore, that either Party will be entitled to an injunction prohibiting it or him, as applicable, from any violation or threatened violation of this provision.

17. Remedies. Each Party acknowledges and agrees that any material violation of Sections 14, 15 and 16 of this Agreement, Section 1 of the Settlement Agreement and Sections 4 and 5 of the Employment Agreement by such Party will result in irreparable harm to the other Party, and, therefore, the other Party shall, in addition to any other remedies, be entitled to immediate injunctive relief to enforce his or its rights thereunder. In addition, in the event of a breach of any provision of this Agreement by Cowley, Cowley will forfeit, and the Company will be released from making the Settlement Payment or conveying the Shares, or, if the breach occurs after the Settlement Payment has been made and/or the Shares have been conveyed to Cowley, the Company will, without excluding other remedies available to it, be entitled to an award in the amount of the payment made by the Company to Cowley and/or the value of the Shares, as applicable.

18. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

19. Arbitration. Any controversy or dispute arising out of or relating to this Agreement shall be settled by the submission of such controversy or dispute to binding expedited arbitration in accordance with the commercial arbitration rules of the American Arbitration Associate then in effect (or if such Association shall not then be in existence, such other organization, if any, as shall then have become the successor such Association, and, if there shall be no successor, then in accordance with the prevailing provisions of the laws of the State of California relating to arbitration). The arbitrator shall promptly thereafter receive such evidence and hold such hearings as such arbitrator shall decide. All decisions of the arbitrator shall be final and conclusive. In the event of any such arbitration (or if legal action shall be brought in connection therewith), the party prevailing in such arbitration (or litigation) shall be entitled to recover from the party not prevailing the costs thereof, including attorneys’ and accounting fees. If Cowley institutes a petition, claim, demand, or motion for arbitration, then such arbitration, all related proceedings and hearings, any petition to confirm, correct, or vacate the arbitration decision, or any judgment on the arbitration award shall be exclusively held in Orange County, California or the courts thereof as applicable. If the Company institutes a petition, claim, demand or motion for arbitration, then such arbitration, all related proceedings and hearings, any petition to confirm, correct or vacate the arbitration decision, or any judgment on the arbitration award shall be exclusively held in San Francisco, California or the courts thereof as applicable.

20. Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of any of this Agreement is brought against any Party, the prevailing Party will be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

21. Non-Admission of Liability. The Parties acknowledge and agree that none of the execution of this Agreement, the payment of any sum of money, the issuance of Common Stock or the performance of any other obligations under this Agreement will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

22. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges will be enforceable to the fullest extent permitted by law.

23. Entire Agreement. This Agreement, together with the attachments hereto, represents the sole and entire agreement between the Parties with respect to the subject matter hereof and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions between the Parties with respect to the subject matters contained herein.

24. Waiver. Either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or (c) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition will not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Party to assert any of his or its rights hereunder will not constitute a waiver of any of such rights.

25. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and Cowley or (b) by a waiver in accordance with Section 24.

26. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

27. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but Cowley’s rights under this Agreement are not assignable, except as to his estate and except as to the representations and warranties of the Company as provided in Section 6 above.

28. Construction; Headings. This Agreement will be deemed to be jointly drafted by the Company and Cowley and will not be construed against either Party as the drafter hereof. The headings of this Agreement are for convenience of reference and will not form part of, or affect the interpretation of, this Agreement.

29. Notice. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given or made (and will be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section):

If to Cowley:

Brian Cowley

20 Walnut Avenue

Mill Valley, California 94941

with a copy (which will not constitute notice) to:

Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation

Three Embarcadero Center

Seventh Floor

San Francisco, California 94111-4024

Facsimile: (415) 217-5910

Attention: Ronald H. Star, Esq.

If to the Company:

American Mold Guard, Inc.

30200 Rancho Viejo Road, Suite G

San Juan Capistrano, California 92675

Facsimile: (949) 240-6144

Attention: Chief Financial Officer

with a copy (which will not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP

695 Town Center Drive

Seventeenth Floor

Costa Mesa, CA 92626

Facsimile: (714) 979-1921

Attention: John F. Della Grotta, Esq.

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender’s machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender’s machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel will consist of in-house or outside counsel, will not constitute duly given notice to any party hereto.

30. Miscellaneous Provisions.

(a) The Parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

(b) Both parties have participated in the drafting of this Agreement with the assistance of counsel to the extent they desired. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender.

(c) Each provision of this Agreement to be performed by a Party is both a covenant and condition, and is a material consideration for the other party’s performance hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

(d) Each Party acknowledges that no representation, statement or promise made by the other Party, or by the agent or attorney of the other Party, except for those in this Agreement, has been relied on by him or it in entering into this Agreement.

(e) Each Party understands that the facts with respect to which this Agreement is entered into may be materially different from those the Parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the breach of a representation or warranty, each Party accepts and assumes this risk and agrees that this Agreement and the releases in it will remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

(f) Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day. All references to “business day” mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

(g) Each Party will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

EACH OF THE PARTIES ACKNOWLEDGES THAT HE OR IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, THAT IT INCLUDES ARBITRATION AND THAT IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

“Cowley”

/S/ BRIAN J. COWLEY
Brian J. Cowley

“Company”

AMERICAN MOLD GUARD, INC.

By:	/S/ TOM BLAKELEY
	Name:	Tom Blakeley
	Title:	Chief Executive Officer

Exhibits Omitted from the Settlement Agreement

Exhibit
A	Previously Issued Shares

B	Employment Agreement

C	Loan Agreement

D	Settlement Agreement

E	Letter Agreement